Exhibit 99.1

          Premiere Global Services Further Streamlines Management Team


    ATLANTA--(BUSINESS WIRE)--Dec. 5, 2006--Premiere Global Services, Inc. (NYSE: PGI), a global outsource provider of business process solutions, today announced that Jeff Allred will step down as Chief Investment Officer and become an outside consultant to the Company upon expiration of his current employment agreement on January 1, 2007.

    "Jeff has been a critical part of our success over the last decade," said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. "Consistent with our One Company theme and the evolution of our management structure this year, Jeff and I agreed that going forward he can best serve our Company as an outside consultant, as he did when he was our outside legal counsel in the mid-1990s. I look forward to Jeff's continued contributions to Premiere Global's ongoing efforts and future strategic initiatives."

    In addition, Mr. Allred will resign from Premiere Global's Board of Directors at the end of his employment term. The Company is in the process of interviewing highly-qualified, independent executives and proven business leaders to replace Mr. Allred on the Board. The Company noted that with this announcement, Boland Jones, Premiere Global's founder and CEO, will be the only member of senior management and only non-independent Director serving on the Company's Board.

    About Premiere Global Services, Inc.

    Premiere Global Services, Inc. is a global outsource provider of business process solutions that enable enterprise customers to automate and simplify their critical business processes and to communicate more effectively with their constituents.

    We innovate communication technologies and deliver solutions in four core business practices: Conferencing Solutions, Document Solutions, Marketing Automation Solutions and Alerts & Notifications Solutions. We deliver these solutions via our global, on-demand platforms to an established customer base of approximately 60,000 corporate accounts, including a majority of the Fortune 500. Customers apply our solutions in order to increase efficiency, to improve productivity and to raise customer satisfaction levels.

    With global presence in 19 countries, Premiere Global Services' corporate headquarters is located at 3399 Peachtree Road NE, Suite 700, Atlanta, GA 30326. Additional information can be found at www.premiereglobal.com.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological change; the development of alternatives to our services; market acceptance of our new services and enhancements; integration of acquired companies; service interruptions; increased financial leverage; our dependence on our subsidiaries for cash flow; continued weakness in our legacy broadcast fax business; foreign currency exchange rates; possible adverse results of pending or future litigation or infringement claims; federal or state legislative or regulatory changes; general domestic and international economic, business or political conditions; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and September 30, 2006. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.



    CONTACT: Premiere Global Services
             Investor Calls
             Sean O'Brien, 404-262-8462
             Senior Vice President
             Strategic Planning & IR